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                             PIMCO CODE OF ETHICS
                             ____________________

                          Effective February 15, 2006

                                 INTRODUCTION

                              GENERAL PRINCIPLES

     This Code of Ethics ("CODE") is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company LLC ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of Funds and other clients (together with the Funds, the "ADVISORY CLIENTS") for which PIMCO serves as an advisor or sub-advisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must observe the following GENERAL RULES:

     1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse. PIMCO expects that, in your personal trading activities, as in your other activities, you will behave in an ethical manner that is consistent with PIMCO's dedication to fundamental principals of openness, integrity, honesty and trust.

           Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

           Similarly, PIMCO expects you to respect and to protect the confidentiality of material non-public information about our Advisory Clients. PIMCO has adopted Policies and Procedures Applicable to the Disclosure of Information Regarding the Portfolio Holdings of the Funds that PIMCO Advises. You are required to comply with those policies and procedures, which are incorporated into this Code and

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           attached hereto as Appendix II. Violations of those policies and procedures may be sanctioned under the provisions of this Code.

     2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, THE ALLIANZ GLOBAL INVESTORS OF AMERICA L.P. ("AGI") INSIDER TRADING POLICY AND PROCEDURES (THE "AGI INSIDER TRADING POLICY") AND APPLICABLE FEDERAL SECURITIES LAWS, AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL INVESTMENT
                                                ___________________
           TRANSACTIONS and you must comply with the policies and procedures
           ____________
           set forth in the AGI Insider Trading Policy, which is attached to this Code as Appendix III. Doubtful situations should be resolved in
                        ____________
           favor of our Advisory Clients and against your personal trading.

     3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should
                   _______________________________
           be resolved against your personal interest.

                        THE GENERAL SCOPE OF THE CODE'S
                APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

     The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, mortgage-backed and asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS portfolios, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500 index. For its Convertible portfolios and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible portfolios and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act require REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements those reporting

                                     - 2 -

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requirements as well as additional reporting requirements that PIMCO has adopted in light of regulatory developments regarding trading in mutual fund shares.

     However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts that, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

     This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                         THE ORGANIZATION OF THE CODE

     The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.    Definitions of Capitalized Terms

II. PIMCO Policies and Procedures Applicable to the Disclosure of Information Regarding the Portfolio Holdings of the Funds that PIMCO Advises

III.  The AGI Insider Trading Policy

IV.   Form for Acknowledgment of Receipt of this Code

V.    Form for Annual Certification of Compliance with this Code

VI.   Form for Initial Report of Accounts

VII.  Form for Quarterly Report of Investment Transactions

VIII. Form for Annual Holdings Report

IX.   Preclearance Request Form

X. Preclearance Request Form for an Investment Transaction in a PIMCO Closed End Fund

XI.   Preclearance of AGI Closed End Fund Transaction Form

XII.  PIMCO Compliance Officers

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                                   QUESTIONS

     Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix XII.
          ____________

                       PERSONAL INVESTMENT TRANSACTIONS

                                  IN GENERAL

     Subject to the limited exceptions described below, you are required to REPORT all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

     The details of these reporting and preclearance requirements are described below. This Code uses a number of acronyms and capitalized terms, E.G. AGI, AGI Closed End Fund,/1/ AGID, Advisory Client, Advisory Employee, Beneficial Ownership, Closed End Fund, Code, Compliance Officer, Designated Security, Duplicate Broker Reports, ETF, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Insider Trading Policy, Investment Company Act, Investment Transaction, Money Market Fund, Mutual Fund, Mutual Fund Security, Personal Account, PIMCO, PIMCO Closed End Fund, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, Relevant Debt Security, Reportable Fund, and Security. The definitions of these acronyms and capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS
   __________
IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.
                                                            __________

                             REPORTING OBLIGATIONS

     NOTIFICATION OF REPORTING OBLIGATIONS

     As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

     USE OF BROKER-DEALERS AND FUTURES COMMISSION MERCHANTS

     Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of an Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a
--------
/1/ Note that many AGI Closed End Funds are subadvised by PIMCO. Investment Transactions in such Closed End Funds are subject to the AGI preclearance procedures described on pages 9 and 10.

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registered broker-dealer or futures commission merchant. For transactions involving a Mutual Fund Security that may be sold directly by a Mutual Fund, you may transact purchases or sales of these shares with the Mutual Fund's transfer agent or other designated entity.

     INITIAL REPORT

     Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (E.G. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures
Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.
                                                                    ___________

     On that same form you shall supply the name of any broker, dealer, transfer agent, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

     1. A description of the Security or Futures Contract, including, as applicable, its name, title, interest rate, maturity date, exchange ticker symbol or CUSIP number;

     2. The quantity (E.G., in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

     3. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintain an account in which the Security or Futures Contract is held.

     The information contained in your Initial Report (Appendix VI) and in the statements and other documents attached to that form must be current as of a date not more than 45 days prior to the date upon which you become an Advisory Employee. You must sign and date your Initial Report.

     NEW ACCOUNTS

     Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with

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the name of the broker, dealer, transfer agent, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

  TIMELY REPORTING OF INVESTMENT TRANSACTIONS

     You must cause each broker, dealer, transfer agent, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("DUPLICATE BROKER REPORTS").

     In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, transfer agent, bank or futures commission merchant.

     QUARTERLY CERTIFICATIONS AND REPORTING

     At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract. Within 30 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account no later than 30 days after the end of that calendar quarter.

     You shall provide, on a copy of the form attached hereto as Appendix VII,
                                                                 ____________
the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the Duplicate Broker Reports for that calendar quarter did not supply or will not supply this information to PIMCO within 30 days after the close of the calendar quarter:

     1.    The date of the Investment Transaction;

     2. A description of the Security or Futures Contract, including, as applicable, its name, title, interest rate, maturity date, exchange ticker symbol or CUSIP number;

     3. The quantity (E.G., in terms of numbers of shares, units or contracts) and principal amount (in dollars) of each Security or Futures Contract involved;

     4. The nature of the Investment Transaction (I.E., purchase, sale or any other type of acquisition or disposition);

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     5.    The price of the Security or Futures Contract at which the transaction was effected; and

     6. The name of the broker, dealer, transfer agent, bank, or futures commission merchant with or through which the Investment Transaction was effected.

     You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be
                                    _____________
used for the Annual Holdings Report described below. You must sign and date each of your Quarterly Reports.

     ANNUAL HOLDINGS REPORTS

     At the end of each calendar year, a Compliance Officer will promptly provide to you a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or a Futures Contract during that calendar year. Within 30 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide, on a copy of the form attached hereto as Appendix VIII,

                                                                 _____________
the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

     1. A description of the Security or Futures Contract, including, as applicable, its name, title, interest rate, maturity date, exchange ticker symbol or CUSIP number;

     2. The quantity (E.G., in terms of numbers of shares, units or contracts) and principal amount (in dollars) of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     3. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintain an account in which any such Security or Futures Contract has been held or is held for your benefit.

     The information contained in your Annual Holdings Report (Appendix VIII) and in the statements and other documents attached to or referenced in that form must be current as of a date not more than 45 days prior to the date that report is submitted to PIMCO. You must sign and date your Annual Holdings Report.

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     In addition, you shall also provide on your Annual Holdings Report
(Appendix VIII) your Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

     All of the Reporting Obligations described above shall apply to MUTUAL FUND SECURITIES (OTHER THAN MONEY MARKET FUNDS) AND EXCHANGE-TRADED FUNDS ("ETFS") in which you have a Beneficial Ownership interest.

     RELATED ACCOUNTS

     The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment
                                   __________
Transaction in a Related Account.

     It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide,
                                       __________
or to arrange for the broker, dealer, transfer agent, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

     EXEMPTIONS FROM REPORTING

     You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

     You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer,
           __________
transfer agent, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                      PROHIBITED INVESTMENT TRANSACTIONS

     INITIAL PUBLIC OFFERINGS OF EQUITY SECURITIES

     No Advisory Employee may acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

     PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERING OF DEBT SECURITIES

     You may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any Fixed Income Security in an Initial Public Offering unless you have received the prior written approval

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of a Compliance Officer listed on Appendix XII. Approval will not be given
                                  ____________
unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the investment opportunity has not been offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in a Fixed Income Security through an Initial Public Offering or in a Security through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of that Security, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Security of that issuer.

     ALLIANZ AG

     You may not engage in any Investment Transaction in Securities of Allianz AG, except during the trading windows applicable to such transactions, as set forth below under "Blackout Periods."

                                 PRECLEARANCE

     All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

     PRECLEARANCE PROCEDURE

     Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Appendix IX (or, in the
                                                        ___________
case of an Investment Transaction in a PIMCO Closed End Fund, Appendix X, or,
                                                              __________
in the case of an Investment Transaction in an AGI Closed End Fund, Appendix
                                                                    ________
XI) to a Compliance Officer. No Investment Transaction subject to preclearance
__
may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate. In the case of a request for preclearance of a limit order, a new request for preclearance must be submitted if your order is not filled by the close of business on the day the authorization is given.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

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     Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days the Security, the Futures Contract or any Related Security: (a) is or has been held by an Advisory Client, or (b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

     For an Investment Transaction in an AGI Closed End Fund, you must complete and submit the preclearance request form attached hereto as Appendix XI and comply with the AGI Policy for Transactions in Closed End Funds that may be found on the Legal and Compliance page of the PIMCO intranet site. In determining whether to preclear such an Investment Transaction, the Compliance Officer shall coordinate with the AGI Fund Administration Group. A list of AGI Closed End Funds (many of which are subadvised by PIMCO) may be found in Appendix I (as part of the definition of "AGI Closed End Fund") or on the Legal and Compliance page of the PIMCO intranet site.

     EXEMPTIONS FROM PRECLEARANCE

     Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

           INVESTMENT TRANSACTIONS EXEMPT FROM PRECLEARANCE
           ________________________________________________

     Preclearance shall NOT be required for any of the following Investment
Transactions:

     1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment advisor, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

     2.    Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

           SECURITIES EXEMPT FROM PRECLEARANCE REGARDLESS OF TRANSACTION SIZE
           __________________________________________________________________

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

     1. All Exempt Securities as defined in Appendix I, I.E., U.S. Government Securities, shares in Money Market Funds, and high quality short-term debt instruments.

     2.    All Mutual Fund Securities as defined in Appendix I.
                                                    __________

     3. All Closed End Funds and rights distributed to shareholders in Closed End Funds other than any AGI Closed End Fund, PIMCO Closed End Fund or Closed End Fund that is a Designated Security.

     4.    All options on any index of equity Securities.

     5. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     6. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

     7. EXCEPT FOR DESIGNATED SECURITIES (as defined in Appendix I and discussed below), all equity Securities and ETFs or options, warrants or other rights to equity Securities or ETFs.

           SECURITIES EXEMPT FROM PRECLEARANCE DEPENDING ON TRANSACTION SIZE
           _________________________________________________________________

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of the markets for these Fixed Income Securities):

     1. Purchases or sales of up to $1,000,000 (in market value or face amount, whichever is lesser) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

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     2.    Purchases or sales of the following dollar values (measured in market value or face amount, whichever is lesser) of corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable or tax-exempt state, local and municipal Fixed Income Securities, structured notes and loan participations, foreign government debt Securities issued by non-qualified foreign governments, or debt Securities issued by an international agency or a supranational agency (hereinafter collectively referred to as "RELEVANT DEBT SECURITIES"):

           a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

           b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

           c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

           PRECLEARANCE OF DESIGNATED SECURITIES
           _____________________________________

     If a Compliance Officer receives notification, from a Portfolio Employee or otherwise, that an equity Security or a Closed End Fund or an option, warrant or other right to such an equity Security or Closed End Fund is held by an Advisory Client or is being considered for purchase or sale by PIMCO on behalf of one or more of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security, Closed End Fund or option, warrant or other right to that equity Security or Closed End Fund is now a "DESIGNATED SECURITY." A current list of Designated Securities (if any) will also be available on the Legal and Compliance page of the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Security or a Related Security during the period when that designation is in effect.

           FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE REGARDLESS OF TRANSACTION
           ____________________________________________________________________
           SIZE
           ____

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "FUTURES CONTRACT" includes a
             __________
futures option):

     1.    Currency Futures Contracts.

     2.    U.S. Treasury Futures Contracts.

     3.    Eurodollar Futures Contracts.

     4.    Futures Contracts on any index of equity Securities.

     5. Futures Contracts on physical commodities or indices thereof (E.G., contracts for future delivery of grain, livestock, fiber or metals, whether for physical delivery or cash).

     6.    Privately-Traded Contracts.

           FUTURES CONTRACTS EXEMPT FROM PRECLEARANCE DEPENDING ON TRANSACTION
           ____________________________________________________________________
           SIZE
           ____

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

     1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in THE WALL STREET JOURNAL on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day Federal Funds Futures Contract.

     For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase
50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing
10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

           ADDITIONAL EXEMPTIONS FROM PRECLEARANCE
           _______________________________________

     PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

           PRECLEARANCE REQUIRED
           _____________________

     Given the exemptions described above, preclearance shall be required for Investment Transactions in:

     1.    Designated Securities.

     2. Relevant Debt Securities in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities in paragraph 2 under "Securities Exempt from Preclearance Depending on Transaction Size."

     3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or
           (3) above.

     5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in THE WALL STREET JOURNAL on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

     7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

     8.    Any PIMCO Closed End Fund.

     9.    Any AGI Closed End Fund.

                    HOLDING PERIODS FOR CERTAIN INVESTMENTS

     An Advisory Employee may not, within 60 CALENDAR DAYS, purchase and sell, or sell and purchase, the same FIXED INCOME SECURITY OR RELATED SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest.

     An Advisory Employee may not, within 6 MONTHS, purchase and sell, or sell and purchase, SHARES OF AN AGI CLOSED END FUND SUBADVISED BY PIMCO OR SHARES OF A PIMCO CLOSED END FUND in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. Pursuant to the AGI Policy for Transactions in AGI Closed End Funds (a copy of which may be found on the Legal and Compliance page of the PIMCO intranet site), the minimum holding period for an AGI Closed End Fund not subadvised by PIMCO is 60 CALENDAR DAYS.

     As described below, different minimum holding periods apply to Investment Transactions in MUTUAL FUND SECURITIES (which do not include Closed End Funds).

     A Portfolio Employee may not, within 60 CALENDAR DAYS, purchase and sell, or sell and purchase, the same DESIGNATED SECURITY OR RELATED SECURITY in any account(s) in which the Portfolio Employee has a Beneficial Ownership interest.

   These minimum holding periods do NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts nor do they apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above, including purchases of Securities under a dividend reinvestment plan.

                               BLACKOUT PERIODS

     You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

     These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

     Special Blackout Periods apply to Investment Transactions in AGI Closed End Funds (see the AGI Policy for Transactions in AGI Closed End Funds, a copy of which may be found on the Legal and Compliance page of the PIMCO intranet site).

     You are not permitted to purchase or sell shares of Allianz AG during any
             ___
designated blackout period. A blackout period starts six weeks prior to the release of Allianz AG annual financial statements and two weeks prior to the release of Allianz AG quarterly results. These blackout periods also apply to the exercise of cash settled options or any kind of rights granted under compensation or incentive programs that completely or in part refer to Allianz AG.

                    TRANSACTIONS IN MUTUAL FUND SECURITIES

     REPORTING OF MUTUAL FUND SECURITY TRANSACTIONS

     All of the Reporting Obligations described in the Code shall apply to Mutual Fund Securities (other than Money Market Funds) in which you have a Beneficial Ownership interest. For purposes of the Code, shares of Closed End Funds and ETFs are not considered Mutual Fund Securities. Investment Transactions in Closed End Funds and ETFs are covered by other sections of the Code.

     HOLDING PERIODS FOR MUTUAL FUND SECURITY TRANSACTIONS

     An Advisory Employee may not, within 30 calendar days, purchase and sell, or sell and purchase, the same MUTUAL FUND SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. This 30-day minimum holding period applies to purchases and sales of the same Mutual Fund Security regardless of whether those transactions occurred in a single account (E.G., a brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the Advisory Employee has a Beneficial Ownership interest. With respect to a Mutual Fund that invests exclusively or primarily in Funds or other collective investment vehicles or pools (often referred to as a "fund of funds"), this minimum holding period applies only to the investment in the top-tier Mutual Fund. Thus, for purposes of determining compliance with this minimum holding period, an Advisory Employee is not required to "look through" a fund of funds in which he or she invests.

     This minimum holding period SHALL NOT APPLY with respect to purchases or sales made pursuant to (1) automatic reinvestment of dividends, capital gains, income or interest received from a Mutual Fund, or (2) a periodic investment, redemption, or reallocation plan in a deferred compensation, 401(k), retirement or other account (E.G., purchases of Mutual Fund Securities every pay period in an employee's 401(k) account). In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 calendar days. This minimum holding period also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above.

                        GIFTS AND SERVICE AS A DIRECTOR

                                     GIFTS

     You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "GIVER"). You MAY, however, accept gifts from a single Giver so long as the value of each gift is modest and their aggregate value does not exceed $1,000 per quarter. This includes business meals, sporting events and other entertainment events at the expense of a Giver, so long as the expense is reasonable, infrequent and both you and the Giver are present. You are expected to comply with the PIMCO Vendor, Broker and Issuer Conduct Policy and to notify a Compliance Officer if you are the recipient of a gift, business meal, sporting event or other entertainment event whose value may exceed a guideline set forth in that Policy. If the value of a gift, meal or event exceeds such a guideline, you may be asked to pay a charity the amount of that excess.

     If you are a registered representative of Allianz Global Investors Distributors LLC ("AGID"), the aggregate annual gift value from a single Giver shall not exceed $100.00. As an AGID representative, you are required to maintain a record of each gift, gratuity, investment opportunity or similar item, and make such record available to a Compliance Officer upon request.

                             SERVICE AS A DIRECTOR

     If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or sub-advisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                  COMPLIANCE

                DELIVERY OF THE CODE TO ALL ADVISORY EMPLOYEES

     On or before the effective date of this Code, the Compliance Officers shall provide a copy of the Code to each Advisory Employee. If the Code is amended, the Compliance Officers shall provide a copy of that amendment to each Advisory Employee on or before the effective date of that amendment. On or before the commencement of each new Advisory Employee's employment, a Compliance Officer or his/her designee shall provide a copy of the Code and of any amendments to the Code to that new Advisory Employee.

                                CERTIFICATIONS

     UPON RECEIPT OF THIS CODE

     Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:
          ___________

     1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

     2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

     3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

     4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

     In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

     ANNUAL CERTIFICATE OF COMPLIANCE

     You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of
                   __________
your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                             POST-TRADE MONITORING

   The Compliance Officers shall review the Initial Reports, Annual Holding Reports, Quarterly Transaction Reports, Duplicate Broker Reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers may also review and rely upon reports and information provided to them by third parties, including AGI. PIMCO's Compliance Officers will perform such investigations and make such inquiries as they consider necessary to perform their post-trade monitoring function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                     DUTY TO REPORT VIOLATIONS OF THE CODE

   Each Advisory Employee is required to report any suspected violation of the Code promptly to the Chief Compliance Officer.

                                    WAIVERS

   PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may grant an individual waiver to an Advisory Employee from any requirement of this Code (other than any requirement specified by Rule 17j-1 under the Investment Company Act or under Rule 204A-1 under the Investment Advisers Act) if together they determine that compliance with the requirement would impose an undue burden or hardship on the Advisory Employee. The Chief Compliance Officer shall maintain a log of each waiver granted that includes, among other things, the name of the Advisory Employee, the particular requirement of the Code to which the waiver applies, the effective date of the waiver, and a summary of the reasons why the waiver was granted.

                               REMEDIAL ACTIONS

   If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, full or partial disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

   PIMCO's Chief Legal Officer and Chief Compliance Officer shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions they consider appropriate or required by law, rule or regulation. In making their determination, the Chief Legal Officer and the Chief Compliance Officer shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                       REPORTS TO DIRECTORS AND TRUSTEES

     REPORTS OF MATERIAL VIOLATIONS

     The General Counsel of AGI and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of any material violation of this Code.

     REPORTS OF MATERIAL CHANGES TO THE CODE

     PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

     ANNUAL REPORTS

     PIMCO's management will furnish a written report annually to the General Counsel of AGI and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

     1. Describe any issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code, procedures and sanctions imposed in response to such material violations, and individual waivers from any requirement of the Code; and

     2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                 RECORDKEEPING

     Beginning on the effective date of this Code, PIMCO will maintain the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place at PIMCO's principal office:

           (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five
                 (5) years;

           (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;


           (c) copies of all written acknowledgements of receipt of the Code for each Advisory Employee who is currently, or within the past five years was, an Advisory Employee;

           (d) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

           (e) a list of the names of all persons who are currently, or within the past five (5) years were, Advisory Employees and/or otherwise required to make reports pursuant to this Code and the names of all persons who are or were responsible for reviewing the reports of those Advisory Employees;

           (f) a copy of each report to the General Counsel of AGI or to the directors or trustees of a Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made;

           (g) the log required under "Waivers" for at least five (5) years after the end of the fiscal year in which the relevant waivers were granted; and

           (h) a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Advisory Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

     2. PIMCO shall also maintain the following additional records in an easily accessible place:

           (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided; and

           (b) a copy of each report to the General Counsel of AGI or to the directors or trustees of a Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made.

                                  APPENDIX I

                       DEFINITIONS OF CAPITALIZED TERMS

   The following definitions apply to the capitalized terms used in the Code:

AGI

   The acronym "AGI" means Allianz Global Investors of America L.P.

AGI CLOSED END FUND

   The term "AGI Closed End Fund" means any Closed End Fund identified below or on the Legal and Compliance page of the PIMCO intranet site. Advisory Employees are encouraged to check the PIMCO intranet site for changes to the list below.

AGI CLOSED END FUNDS SUBADVISED BY
PIMCO                                        OTHER AGI CLOSED END FUNDS
----------------------------------     ---------------------------------------

PIMCO California Municipal Income      Municipal Advantage Fund (MAF)
  Fund (PCQ)

PIMCO California Municipal Income      NFJ Dividend, Interest & Premium
  Fund II (PCK)                          Strategy Fund (NFJ)

PIMCO California Municipal Income      Nicholas-Applegate Convertible & Income
  Fund III (PZC)                         Fund (NCV)

PIMCO Corporate Income Fund (PCN)      Nicholas-Applegate Convertible & Income
                                         Fund II (NCZ)

PIMCO Corporate Opportunity Fund (PTY) Nicholas-Applegate International &
                                         Premium Strategy Fund (NAI)

PIMCO Floating Rate Income Fund (PFL)

PIMCO Floating Rate Strategy Fund
  (PFN)

PIMCO Global StocksPLUS & Income Fund
  (PGP)

PIMCO High Income Fund (PHK)

PIMCO Municipal Income Fund (PMF)

PIMCO Municipal Income Fund II (PML)

PIMCO Municipal Income Fund III (PMX)

PIMCO New York Municipal Income Fund
  (PNF)

PIMCO New York Municipal Income Fund
  II (PNI)

PIMCO New York Municipal Income Fund
  III (PYN)

AGID

   The acronym "AGID" means Allianz Global Investors Distributors LLC.

ADVISORY CLIENT

   The term "Advisory Client" shall have the meaning provided in the first paragraph of the Code.

ADVISORY EMPLOYEE

   The term "Advisory Employee" means: (1) a director, officer or general partner of PIMCO or an employee of PIMCO (or of any company in a control relationship to PIMCO): (a) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client; (b) who has access to non-public information regarding any Advisory Client's purchase or sale of Securities, or non-public information regarding the portfolio holdings of any Reportable Fund; (c) whose functions relate to the making of any recommendations with respect to the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client; or (d) who is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are non-public; or
(2) any natural person in a control relationship to PIMCO who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

   As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or a Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or a Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a PARTNERSHIP in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (4) a LIMITED LIABILITY COMPANY in which you are a manager-member,
(5) a LIMITED LIABILITY COMPANY in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (6) a TRUST in which you or a member of your Immediate Family has a vested interest or serves as a trustee with investment discretion, (7) a CLOSELY-HELD CORPORATION in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, or (8) ANY ACCOUNT (including retirement, pension, deferred compensation or similar account) in which you or your Immediate Family has a substantial economic interest.

   For purposes of this Code, "Beneficial Ownership" shall also be interpreted in a manner consistent with SEC Rule 16a-1(a)(2) (17 C.F.R. (S)240.16a-1(a)(2)).

CLOSED END FUND

   The term "Closed End Fund" means (1) a collective investment vehicle or pool that is a "Closed-End Company" as defined in Section 5(a)(2) of the Investment Company Act and registered as an investment company under the Investment Company Act, (2) a collective investment vehicle or pool that is organized or established outside of the United States which issues a fixed number of Securities which generally does not provide the right to purchase or redeem such Securities or (3) a collective investment vehicle or pool organized or established in the United States that is either excluded from the definition of "investment company" under the Investment Company Act, or relies on an applicable exemption from registration under the Investment Company Act and which issues a fixed number of Securities no class of which is publicly traded in the U.S., and which generally does not provide the right to purchase or redeem such Securities.

CODE

   The term "Code" shall have the same meaning provided in the first paragraph of the Code.

COMPLIANCE OFFICER

   The term "Compliance Officer" means a PIMCO Compliance Officer listed on Appendix XII to the Code.
____________

DESIGNATED SECURITY

   The term "Designated Security" shall mean any equity Security or Closed End Fund or an option, warrant or other right to such an equity Security or Closed End Fund designated as such by a Compliance Officer, after receiving notification, from a Portfolio Employee or otherwise, that said equity Security or Closed End Fund is held by an Advisory Client or is being considered for purchase or sale by PIMCO on behalf of one or more of its Advisory Clients. A current list of Designated Securities may be found on the Legal and Compliance page of the PIMCO intranet site.

DUPLICATE BROKER REPORTS

   The term "Duplicate Broker Reports" means duplicate copies of trade confirmations of relevant Investment Transactions and of periodic statements for a relevant Personal Account or Related Account.

ETF

   The acronym "ETF" means an Exchange-Traded Fund.

EXEMPT SECURITY

   The term "Exempt Security" refers to:

     1.    Direct obligations of the Government of the United States;

     2.    Shares issued by open-end Funds that are Money Market Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

The term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable or tax-exempt fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above).

FUND

   The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

   The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, I.E., a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract from a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July. For purposes of this Code, "Futures Contract" SHALL NOT include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78c(a)(55)).

IMMEDIATE FAMILY

   The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD, DEPEND ON YOU FOR BASIC LIVING SUPPORT, OR FOR WHOM YOU HAVE INVESTMENT

DISCRETION: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

   The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. (S) 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o(d)).

INSIDER TRADING POLICY

   The term "Insider Trading Policy" shall mean the AGI Insider Trading Policy and Procedures attached as Appendix III to this Code.
                           ____________

INVESTMENT COMPANY ACT

   The term "Investment Company Act" means the Investment Company Act of 1940, as amended.

INVESTMENT TRANSACTION

   The term "Investment Transaction" means any transaction in a Security or a Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

MONEY MARKET FUND

   The term "Money Market Fund" means any taxable or tax-exempt money market Fund or any similar open-end Fund.

MUTUAL FUND

   The term "Mutual Fund" means (1) a collective investment vehicle or pool that is an open-end management investment company as defined in Section 5(a)(1) of the Investment Company Act and registered as an investment company under the Investment Company Act (other than Money Market Funds that are "Exempt Securities," as defined above), (2) a collective investment vehicle or pool that is organized or established outside of the United States that generally provides the right to purchase or redeem Securities issued by such fund on a daily basis, or (3) a collective investment vehicle or pool organized or established in the United States that is either excluded from the definition of "investment company" under the Investment Company Act, or relies on an applicable exemption from registration under the Investment Company, and which generally provides the right to purchase or redeem Securities issued by such fund on a daily basis.

MUTUAL FUND SECURITY

   The term "Mutual Fund Security" means an equity Security issued by a Mutual Fund.

PERSONAL ACCOUNT

   The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PIMCO

   The acronym "PIMCO" shall mean Pacific Investment Management Company LLC.

PIMCO CLOSED END FUND

   The term "PIMCO Closed End Fund" means any Closed End Fund for which PIMCO acts as investment advisor, including, but not necessarily limited to, PIMCO Commercial Mortgage Securities Trust, Inc., and PIMCO Strategic Global Government Fund, Inc. A current list of PIMCO Closed End Funds may be found on the Legal and Compliance page of the PIMCO intranet site.
                                 _______________________

PORTFOLIO EMPLOYEE

   The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. (S) 80a-2(a)(9)).

PRIVATE PLACEMENT

   The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. (S) 77d(2) or (S) 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. (S)(S) 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

   The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

   The term "Related Account" means any account, other than a Personal Account, that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

   The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

RELEVANT DEBT SECURITY

   The term "Relevant Debt Security" shall mean corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable and tax-exempt state, local and municipal Fixed Income Securities, structured notes and loan participations, foreign government debt Securities issued by non-qualified foreign governments, or debt securities issued by an international agency or a supranational agency.

REPORTABLE FUND

   The term "Reportable Fund" shall mean any Fund for which PIMCO serves as an investment advisor (as defined in Section 2(a)(2) of the Investment Company
Act) or any Fund whose investment advisor or principal underwriter controls PIMCO, is controlled by PIMCO, or is under common control with PIMCO.

SECURITY

   As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), ETF, Closed End Fund, limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" INCLUDES a Mutual Fund Security or an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. For purposes of this Code, the term "Security" shall include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934, but otherwise SHALL NOT include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

   As a TECHNICAL MATTER, the term "Security" shall, except as otherwise provided above, have the meaning set forth in Section 2(a)(36) of the Investment Company Act (15 U.S.C. (S) 80a-2(a)(36)), which defines a Security to mean:

   Any note, stock, treasury stock, security future, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing.

                                  APPENDIX II

                  PIMCO POLICIES AND PROCEDURES APPLICABLE TO
                  ___________________________________________

                    THE DISCLOSURE OF INFORMATION REGARDING
                    _______________________________________

              THE PORTFOLIO HOLDINGS OF FUNDS THAT PIMCO ADVISES
              __________________________________________________

                          EFFECTIVE FEBRUARY 15, 2006

I.   INTRODUCTION

This document sets forth the policies and procedures to be followed by Pacific Investment Management Company LLC ("PIMCO") and its officers, directors and employees (hereinafter collectively referred to as "Employees") regarding the disclosure of non-public information about the portfolio holdings of various registered investment companies and collective investment vehicles for which PIMCO serves as an investment advisor or sub-advisor, including, but not limited to, PIMCO Funds, PIMCO Funds: Private Account Portfolio Series ("PAPS" ), PIMCO Variable Insurance Trust ("PVIT"), PIMCO Funds: Global Investor Series plc ("GIS"), PIMCO Luxembourg Trusts ("Luxembourg"), EQT PIMCO Funds ("Australia"), and various "Private Sponsored and Unsponsored Funds" (such as StocksPLUS, L.P.), PIMCO Global Relative Value Fund ("GRV"), PIMCO Absolute Return Strategy Funds ("PARS"), various U.S. Sub-Advised 1940 Act Funds, PIMCO Bermuda Trusts ("Bermuda Funds"), PIMCO Cayman Trusts ("Cayman Funds"), PIMCO Canada Trusts ("Canada Funds") and PIMCO-sponsored and unsponsored 1940 Act Closed End Funds (the "Closed End Funds") (collectively the "Funds").

These Policies and Procedures are intended to protect the confidentiality of each Fund's non-public portfolio holdings, to prevent the misuse and selective disclosure of such information, and to help ensure compliance by PIMCO and the Funds with the federal securities laws, including the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the rules promulgated thereunder and general principles of fiduciary duty or other equivalent legislation and duties that govern the non-US Funds noted above.

II.  GENERAL POLICIES REGARDING THE DISCLOSURE OF NON-PUBLIC
     INFORMATION REGARDING THE PORTFOLIO HOLDINGS OF FUNDS PIMCO ADVISES

No PIMCO Employee shall disclose information regarding the specific portfolio holdings of any Fund to any person outside of PIMCO, except as permitted by the portfolio holdings policy set forth for that Fund or Fund group in Part III and Table A hereto.

If a Fund or a Fund's advisor has adopted a more restrictive policy regarding the disclosure of non-public information about its portfolio holdings, then PIMCO and its Employees shall follow that policy with respect to the portfolio holdings information of that Fund.

The foregoing prohibitions are not intended to and do not restrict or prevent:

A. The disclosure of relevant information to a Fund's service provider, including an advisor or sub-advisor to a Fund, that requires access to such information in order to fulfill its contractual duties to that Fund.

B. The disclosure of any information that may be required by any applicable law or regulation, a court order or any applicable EDGAR filing requirement established by the SEC or any equivalent regulatory requirement.

C. The disclosure of non-specific information and/or summary information (E.G., on a composite basis) about the holdings of one or more Funds. Except as permitted above, such information shall not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Fund's portfolio.

D. The disclosure of non-public information regarding the portfolio holdings of a Fund to certain mutual fund analysts and rating agencies, such as Morningstar and Lipper Analytical Services or other similar entities, for the purpose of facilitating their review of the Funds, provided, however, that any recipient of non-public portfolio holdings information is subject to a confidentiality agreement meeting the requirements of the relevant Fund's Portfolio Holdings Disclosure Policy.

E. The disclosure of portfolio holdings information with respect to securities held by the Funds that are in default, distressed, or experiencing a negative credit event at any time after such disclosure has been broadly disseminated via the Funds' website or other means.

Any other exceptions to the foregoing prohibition must be approved by PIMCO's Chief Legal Officer or Chief Compliance Officer.

III. PERMITTED DISCLOSURE OF A FUND'S PORTFOLIO HOLDINGS INFORMATION

With respect to each Fund or group of Funds described on Table A hereto, PIMCO and its Employees shall be permitted to disclose information about each Fund's specific portfolio holdings after the dates described on Table A. Table A may be revised from time to time as additional Funds are added or deleted or disclosure policies are updated. If a date described on Table A falls on a weekend or other non-business day, such information shall be available for disclosure on the following business day.

IV.  REMEDIAL ACTIONS FOR VIOLATIONS OF THESE POLICIES AND PROCEDURES

Any PIMCO Employee who violates the policies and procedures set forth herein shall be subject to remedial action under the PIMCO Code of Ethics, which may include the imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. PIMCO's Chief Legal Officer and Chief Compliance Officer shall have the ultimate authority to determine whether an Employee has violated these policies and procedures and, if so, the remedial action they consider appropriate or required by law, rule or regulation. In making their determination, the Chief Legal Officer and the Chief Compliance Officer shall consider, among other factors, the gravity of the Employee's violation of these policies and procedures, the frequency of such violations by the Employee, whether any violation caused harm or the potential for harm to a Fund, the efforts of the Employee to cooperate with their investigation and the efforts of that Employee to correct any conduct that led to the violation.

                                    TABLE A
                                    _______

FUND OR FUND GROUP                               DISCLOSURE PERMITTED
------------------                       -------------------------------------
PIMCO Funds, PVIT                        No sooner than 60 calendar days after
                                         quarter end or, if earlier, the date
                                         upon which the Funds: (a) mail to
                                         shareholders an annual or semiannual
                                         report containing the Fund's
                                         portfolio holdings or (b) file the
                                         Fund's portfolio holdings with the
                                         SEC on Form N-Q. In general, the
                                         Funds will transmit an annual or
                                         semiannual report to shareholders, or
                                         will file a Form N-Q with the SEC, on
                                         or about the 60th day after a
                                         quarter's end.

GIS, Luxembourg
                                         No sooner than 60 calendar days after
                                         quarter end.

Australia
                                         No sooner than 15 calendar days after
                                         month end.

PAPS, GRV, PARS, Private Sponsored and
Unsponsored Funds, Canada Funds
                                         No sooner than 5 calendar days after
                                         month end.

U.S. Sub-Advised 1940 Act Funds
                                         Information available daily to the
                                         sponsor or other entity designated by
                                         the sponsor.

Bermuda Funds
                                         Portfolio holdings information is
                                         available to any shareholder upon
                                         request as of the end of each month
                                         and made available no sooner than 10
                                         calendar days after month-end.
                                         Additionally, certain Funds serve as
                                         underlying investment vehicles for
                                         subscription only by other collective
                                         investment vehicles. Portfolio
                                         holdings information is available on
                                         a daily basis to investment advisers
                                         and management companies to these
                                         collective investment vehicles. All
                                         such collective investment vehicle
                                         subscribers must agree to maintain
                                         the confidentiality of this
                                         information.
Cayman Funds                             Portfolio holdings information is
                                         available to any shareholder upon
                                         request as of the end of each month
                                         and made available no sooner than 10
                                         calendar days after month-end.
                                         Additionally, certain Funds serve as
                                         underlying investment vehicles for

FUND OR FUND GROUP                               DISCLOSURE PERMITTED
------------------                       -------------------------------------
                                         subscription only by other collective
                                         investment vehicles. Portfolio
                                         holdings information is available on
                                         a daily basis to investment advisers
                                         and management companies to these
                                         collective investment vehicles. All
                                         such collective investment vehicle
                                         subscribers must agree to maintain
                                         the confidentiality of this
                                         information. Shareholders of the
                                         PIMCO Cayman Global LIBOR Plus (U.S.
                                         Dollar-Hedged) Fund may, upon
                                         request, receive portfolio holdings
                                         information weekly, as of the last
                                         Japanese business day of each week,
                                         no sooner than 3 calendar days after
                                         the last Japanese business day of
                                         that week.

Closed End Funds                         For sponsored Closed End Funds,
                                         inquiries regarding holdings should
                                         be directed to 1-866-746-2606 solely
                                         for the most recent Form N-Q,
                                         semi-annual and/or annual report or
                                         www.pcmfund.com for PCM or
                                         _______________
                                         www.rcsfund.com for RCS; for
                                         _______________
                                         unsponsored Closed End Funds,
                                         inquiries regarding holdings should
                                         be directed to 1-800-426-0107 or
                                         www.pimcofunds.com solely for the
                                         __________________
                                         most recent Form N-Q, semi-annual
                                         and/or annual report.

                                 APPENDIX III

                   ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                     INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.   Policy Statement on Insider Trading

Allianz Global Investors of America L.P. ("the Company") and its division or its subsidiaries, including, Pacific Investment Management Company LLC, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, PA CD Distributors LLC, PEA Capital LLC, ADAM Capital Management LLC and Alpha Vision Capital Management LLC (collectively, the Company or AGI ADVISERS) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an AGI Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while aware of material, non-public information; or

     (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. TO WHOM DOES THIS POLICY APPLY?
   _______________________________

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

    .  the Covered Person's spouse;

    .  the Covered Person's minor children;

    .  any other relatives living in the Covered Person's household;

    . a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

    .  a trust as to which the Covered Person is a trustee;

    .  a revocable trust as to which the Covered Person is a settlor;

    . a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

    . a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?
   _____________________________

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

    .  dividend or earnings expectations;

    .  write-downs or write-offs of assets;

    .  additions to reserves for bad debts or contingent liabilities;

    .  expansion or curtailment of company or major division operations;

    .  proposals or agreements involving a joint venture, merger, acquisition;

    .  divestiture, or leveraged buy-out;

    .  new products or services;

    .  exploratory, discovery or research developments;

    .  criminal indictments, civil litigation or government investigations;

    . disputes with major suppliers or customers or significant changes in the relationships with such parties;

    .  labor disputes including strikes or lockouts;

    .  substantial changes in accounting methods;

    .  major litigation developments;

    .  major personnel changes;

    .  debt service or liquidity problems;

    .  bankruptcy or insolvency;

    .  extraordinary management developments;

    .  public offerings or private sales of debt or equity securities;

    .  calls, redemptions or purchases of a company's own stock;

    .  issuer tender offers; or

    .  recapitalizations.

                                     III-2

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court
            _________    ____
considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable
                          _______________________
for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.
              _______

3. What is Non-public Information?
   ______________________________

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is
                                __________
information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly
 _______________________  __________________    _______________
disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.


                                     III-3

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors,
__________________________________
officers, or employees of the Company may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise:
(1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an AGI Adviser, discloses material, non-public information to AGI Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an AGI Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an AGI Adviser ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at
_________________________________________
an AGI Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

                                     III-4

4. IDENTIFYING MATERIAL INFORMATION
   ________________________________

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The
                                                                             ___
           Financial Times, Reuters, The Wall Street Journal or other
           _______________  _______  _______________________
           publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of the Company;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an AGI Adviser; and

     iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of the Company.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

                                     III-5

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A. Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an AGI Adviser in avoiding insider trading, and to aid an AGI Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an AGI Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
_______________________________________________

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by the Company.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the
                                             ______
     specific procedures set forth in the Company's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.


                                     III-6

B. Information Barrier Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C. Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the
                                                      ___
securities or disclose this information to anyone.



                                     III-7

                                  APPENDIX IV

                           ACKNOWLEDGMENT OF RECEIPT

                                    OF THE
                               CODE OF ETHICS OF
                                    AND THE
              INSIDER TRADING POLICY AND PROCEDURES APPLICABLE TO

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

   I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Date:
      -----------------------------------  -----------------------------------
                                           Signature


                                           -----------------------------------
                                           Print Name

                                  APPENDIX V

                      ANNUAL CERTIFICATION OF COMPLIANCE

                                   WITH THE
                               CODE OF ETHICS OF

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

   I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.

Date:
      -----------------------------------  -----------------------------------
                                           Signature


                                           -----------------------------------
                                           Print Name

                                  APPENDIX VI

                          INITIAL REPORT OF ACCOUNTS

                                PURSUANT TO THE
                               CODE OF ETHICS OF

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


   In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements./1/


   In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1) Name of employee:                                       ___________________

(2) If different than (1), name of the person in whose
    name the account is held:                               ___________________

(3) Relationship of (2) to (1):                             ___________________

(4) Firm(s) at which Account is maintained:                 ___________________

(5) Account Number(s):                                      ___________________

(6) Name and phone number(s) of Broker or Representative:   ___________________

(7)  Account holdings:

    Description of the
         Security
    or Futures Contract
      (including, as
      applicable, its
       name, title,
      interest rate,         Quantity
      maturity date,       (numbers of                       Broker, Dealer,
         exchange            shares,                             Transfer
     ticker symbol or        units or         Principal       Agent, Bank or
        CUSIP no.)          contracts)        Amount ($)           FCM
    -------------------  ----------------  ----------------  ----------------
1.    _______________     _____________     _____________     _____________

2.    _______________     _____________     _____________     _____________

3.    _______________     _____________     _____________     _____________

4.    _______________     _____________     _____________     _____________

5.    _______________     _____________     _____________     _____________

(Attach additional sheets if necessary)

   I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.

                             Description of the
                            Security or Futures
                          Contract (including, as
                        applicable, its name, title,
        Person Who        interest rate, maturity         Quantity                                Broker, Dealer,
     Owns the Security     date, exchange ticker     (numbers of shares,                      Transfer Agent, Bank or
    Or Futures Contract     symbol or CUSIP no.)     units or contracts) Principal Amount ($)           FCM
    ------------------- ---------------------------- ------------------- -------------------- -----------------------
1.    _______________          _____________            _____________       _____________          _____________

2.    _______________          _____________            _____________       _____________          _____________

3.    _______________          _____________            _____________       _____________          _____________

4.    _______________          _____________            _____________       _____________          _____________

5     _______________          _____________            _____________       _____________          _____________

(Attach additional sheets if necessary.)

   I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.


                                                  -----------------------------
                                                  Signature



                                                  -----------------------------
                                                  Print Name

Date:  _________________

Attachments

--------
/1/ The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

                                 APPENDIX VII

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

              ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC ("AGID")

                  QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                   FOR THE QUARTER ENDED ___________, 200__

Please mark one of the following:

   [ ] No reportable Investment Transactions have occurred during the quarter just ended.


   [ ] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended./2/ I hereby certify that the broker, dealer, transfer agent, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer Duplicate Broker Reports for that account no later than 30 days after the close of the quarter just ended.


The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.

               Description of the Security or
               Futures Contract (including, as              Quantity
            applicable, its name, title, interest (numbers of shares, units or
Transaction     rate, maturity date, exchange              contracts)          Nature of Transaction Transaction
Date             ticker symbol or CUSIP no.)        and Principal Amount ($)    (I.E., buy or sell)     Price
----------- ------------------------------------- ---------------------------- --------------------- -----------
___________ _____________________________________ ____________________________ _____________________ ___________
___________ _____________________________________ ____________________________ _____________________ ___________



Transaction Broker, Dealer, Transfer Agent
Date                 Bank or FCM
----------- ------------------------------
___________ ______________________________
___________ ______________________________

I hereby certify that this form and the attached list (if any) of Personal Accounts and Related Accounts are accurate and complete as of the date indicated below.

SPECIAL NOTE TO AGID REGISTERED REPS AND ACCESS PERSONS: You will not have to fill out an extra form for each quarter for AGID.

                                      SIGNED:
                                                  ---------------------------

                                      PRINT NAME:
                                                  ---------------------------

                                      DATE:
                                                  ---------------------------
--------
2 The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the
     __________
     same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (E.G., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For all Securities, provide, as applicable, the exchange ticker symbol or CUSIP number for that Security. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBERS OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the numbers of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which the option is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9.   FILING OF REPORT. A report should be filed NOT LATER THAN 30 CALENDAR DAYS
                                                _______________________________
     after the end of each calendar quarter with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 100
          Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                 APPENDIX VIII

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

              ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC ("AGID")

                          ANNUAL HOLDINGS REPORT AND
               FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

               FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 200_

   I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 200_ calendar year were held in Personal Accounts or Related Accounts identified on the attached list, as modified (if necessary), for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year./4/ I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely Duplicate Broker Reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 200_ calendar year:

Description of the Security or Futures
Contract (including, as applicable, its
name, title, interest rate, maturity                   Quantity
date, exchange ticker symbol or         (numbers of shares, units or contracts) Broker, Dealer, Transfer Agent
CUSIP no.)                                     and Principal Amount ($)                  Bank or FCM
--------------------------------------- --------------------------------------- ------------------------------

--------
4 The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the
     __________
     same definitions.

Please mark one of the following:

   [ ] No reportable Investment Transactions have occurred during the quarter just ended.

   [ ] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended./5/ I hereby certify that the broker, dealer, transfer agent, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer Duplicate Broker Reports for that account no later than 30 days after the close of the quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.

               Description of the Security or
               Futures Contract (including, as              Quantity
            applicable, its name, title, interest (numbers of shares, units or
Transaction     rate, maturity date, exchange              contracts)          Nature of Transaction Transaction
Date             ticker symbol or CUSIP no.)        and Principal Amount ($)    (i.e., buy or sell)     Price
----------- ------------------------------------- ---------------------------- --------------------- -----------
___________ _____________________________________ ____________________________ _____________________ ___________
___________ _____________________________________ ____________________________ _____________________ ___________


               Broker, Dealer, Transfer
Transaction             Agent
Date                 Bank or FCM
----------- ------------------------------
___________ ______________________________
___________ ______________________________

I hereby certify that this form and the attached list (if any) of Personal Accounts and Related Accounts are accurate and complete as of the date indicated below.

SPECIAL NOTE TO AGID REGISTERED REPS AND ACCESS PERSONS: You will not have to fill out an extra form for each year for AGID.

                                      SIGNED:
                                                  ---------------------------

                                      PRINT NAME:
                                                  ---------------------------

                                      DATE:
                                                  ---------------------------
--------
5 The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the
     __________
     same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (E.G., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For all Securities, provide, as applicable, the exchange ticker symbol or CUSIP number for that Security. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBERS OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the numbers of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (E.G., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which the option is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   SIGNATURE. Sign and date the report in the spaces provided.

9.   FILING OF REPORT. A report should be filed NOT LATER THAN 30 CALENDAR DAYS
                                                _______________________________
     after the end of each calendar year with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 100
          Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX IX

                           PRECLEARANCE REQUEST FORM
                           _________________________

   This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement./6/

   No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your Name:                                                  ___________________________________________

(2)  If the Investment Transaction will be in someone
     else's name or in the name of a trust, the name of
     that person or trust:                                       ___________________________________________

     The relationship of that person or trust to you:            ___________________________________________

(3)  Name of the firm (E.G., broker, dealer, bank, futures
     commission merchant) through which the Investment
     Transaction will be executed:                               ___________________________________________

     The relevant account number at that firm:                   ___________________________________________

(4)  Issuer of the Security or identity of the Futures
     Contract for which preclearance is requested:               ___________________________________________

     The relevant exchange ticker symbol or CUSIP number:        ___________________________________________

(5)  The maximum numbers of shares, units or contracts for
     which preclearance is requested, or the market value
     or face amount of the Fixed Income Securities for
     which preclearance is requested:
                                                                 ___________________________________________

(6)  The type of Investment Transaction for which
     preclearance is requested (check all that apply):
                                                                 ____ Purchase     ___ Sale    ___ Market Order
                                                                 ____ Limit Order (Price Of Limit Order:_______)

PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:
                                      ________________________________________

(a)  Do you possess material non-public information regarding the
     Security or Futures Contract identified above or regarding the
     issuer of that Security?                                               ____ Yes ____ No

(b)  Is the Security or Futures Contract identified above held by any
     PIMCO Advisory Client or is it a Related Security (as defined in
     the PIMCO Code)?                                                       ____ Yes ____ No

--------
/6/ Unless exempted, preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(c)  Is there a pending buy or sell order on behalf of a PIMCO
     Advisory Client for the Security or Futures Contract identified above or for a Security for which the Security identified above
     is a Related Security?                                            ____ Yes ____ No

(d)  Do you intend or do you know of another's intention to purchase or sell the Security or Futures Contract identified above, or a
     Security for which the Security identified above is a Related
     Security, on behalf of a PIMCO Advisory Client?
                                                                       ____ Yes ____ No

(e)  Has the Security or Futures Contract identified above or a
     Related Security been considered for purchase by a PIMCO
     Advisory Client within the most recent 15 days? (Note: rejection of any opportunity to purchase the Security or Futures Contract for an Advisory Client would require an affirmative response to this question.)
                                                                       ____ Yes ____ No

(f)  Is the Security being acquired in an Initial Public Offering?/7/
                                                                       ____ Yes ____ No

(g)  Are you acquiring or did you acquire Beneficial Ownership of the
     Security in a Private Placement?/8/
                                                                       ____ Yes ____ No

(h)  If you are seeking preclearance of a purchase or sale of
     Securities, have you purchased or sold the same or similar
     Securities, or have you acquired or disposed of a Beneficial
     Ownership interest in the same or similar Securities, within the past 60 calendar days?/9/
                                                                       ____ Yes ____ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.


                                                  -----------------------------
                                                       Employee Signature


                                                  -----------------------------
                                                       Print or Type Name


                                                  -----------------------------
                                                         Date Submitted
--------
/7/ Under the PIMCO Code, Advisory Employees are not permitted to acquire equity Securities in an Initial Public Offering. The PIMCO Code requires special preclearance of acquisitions of Fixed Income Securities in an Initial Public Offering.
/8/ The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.
/9/ Under the PIMCO Code, there are certain minimum holding periods for Fixed Income Securities, Designated Securities, Related Securities, and Mutual Fund Securities. Minimum holding periods generally do not apply to transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts. Please consult the Code for more details.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate./10/



-------------------------
   Compliance Officer


-------------------------
  Date of Authorization
--------

/10/ In the case of a request for preclearance of a Limit Order, a new request for preclearance must be submitted if your order is not filled by the close of business today.

                        IPO/PRIVATE PLACEMENT ADDENDUM
                                TO APPENDIX IX

The following addendum to the Preclearance Request Form (Appendix IX) shall be completed by the Compliance Officer, and attached to the Preclearance Request Form, whenever he/she approves the acquisition of a Beneficial Ownership interest in a Security in an Initial Public Offering or in a Private Placement:

(1)  The Advisory Employee is a Portfolio Employee:                        ____ Yes     ____ No

(2)  The Investment Transaction involves

     (a)   An Initial Public Offering

           (i)   Of an equity Security:/11/                                ____ Yes     ____ No

           (ii)  Of a debt Security:                                       ____ Yes     ____ No

     (b)   A Private Placement

           (i)   Of an equity Security:                                    ____ Yes     ____ No

           (ii)  Of a Fixed Income Security:                               ____ Yes     ____ No

(3)  This investment opportunity should be reserved for one or more
     Advisory Clients:                                                     ____ Yes/12/ ____ No

(4)  This investment opportunity has been offered to the Advisory
     Employee by virtue of his/her position with PIMCO:                    ____ Yes/13/ ____ No

Other reasons supporting the decision to approve this acquisition:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

--------
/11/ An Advisory Employee may not acquire Beneficial Ownership of an equity Security in an Initial Public Offering
/12/   This Investment Transaction may not be approved.
/13/   This Investment Transaction may not be approved.

                                  APPENDIX X

                           PRECLEARANCE REQUEST FORM
                      FOR AN INVESTMENT TRANSACTION IN A
                             PIMCO CLOSED END FUND

   This form must be submitted to a Compliance Officer before executing any Investment Transaction in a PIMCO Closed End Fund. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement./14/

   No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your name:                                                 ___________________________________________

(2)  If different from (1), name of the person or trust in
     which the Investment Transaction will occur:               ___________________________________________

(3)  Relationship of (2) to (1):                                ___________________________________________

(4)  Name of the firm through which the Investment
     Transaction will be executed:                              ___________________________________________

(5)  Name of the PIMCO Closed End Fund:                         ___________________________________________

(6)  Maximum number of shares for which preclearance is
     requested:                                                 ___________________________________________

(7)  Type of Investment Transaction (check all that apply):     ___________________________________________

     ____Purchase   ____ Sale  ____ Market Order  ____ Limit Order (Price of Limit Order: _______)

(8)  Do you possess material non-public information
     regarding this PIMCO Closed End Fund/15/                                              ____ Yes ____ No

(9)  Have you or any Related Account covered by the
     authorization provisions of the Code purchased or sold
     shares of the same PIMCO Closed End Fund within the
     past 6 months?/16/                                                                    ____ Yes ____ No

--------
/14/ Unless exempted, preclearance is required for any Investment Transaction in Securities or Related Securities in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.
/15/ Employees are not permitted to acquire or sell a Security when they possess material non-public information regarding the Security or the issuer of the Security.
/16/ Under the PIMCO Code, an Advisory Employee may not, within 6 months, purchase and sell, or sell and purchase, shares of the same PIMCO Closed End Fund. Please consult the Code for more details.

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                                  -----------------------------
                                                       Employee Signature


                                                  -----------------------------
                                                       Print or Type Name


                                                  -----------------------------
                                                         Date Submitted

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate./17/

-------------------------
   Compliance Officer


-------------------------
  Date of Authorization
--------
/17/ In the case of a request for preclearance of a Limit Order, a new request for preclearance must be submitted if your order is not filled by the close of business today.

                                  APPENDIX XI

                 ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

             PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM
                 (TO BE SUBMITTED TO LOCAL COMPLIANCE OFFICER)

(1)  Name of employee requesting authorization:    ___________________________________

(2)  If different from #1, name of the account
     where the trade will occur:                   ___________________________________

(3)  Relationship of (2) to (1):                   ___________________________________

(4)  Name of brokerage firm and account number:    ___________________________________

(5)  Name of fund and type of security (e.g.
     common or preferred shares):                  ___________________________________

(6)  Ticker Symbol:                                ___________________________________

(7)  Intended number of shares:                    ___________________________________

(8)  Is the transaction being requested a
     purchase or sale?                             ___________________________________

                                                   (NOTE: short sales are not permitted)

PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:
                                      ________________________________________

(9)  Has the fund completed all its initial common and
     preferred shares offerings and is not otherwise
     engaged in an offering of its shares?                   ____ Yes ____ No

(10) Does the requested transaction violate the Closed-End
     Dividend Blackout Calendar posted on the Compliance
     Tab of the intranet?
                                                             ____ Yes ____ No

(11) Do you possess material nonpublic information regarding the security or the issuer of the security?
                                                             ____ Yes ____ No

(12) Are you a Section 16 reporting person with respect to the fund you wish to buy or sell?
                                                             ____ Yes ____ No

(13) If the requested transaction is a sale, has the required holding period been met?
                                                             ____ Yes ____ No

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THIS FORM PLEASE CONTACT A LOCAL COMPLIANCE OFFICER.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

By signing below, the employee certifies that the above requested transaction is in compliance with the Company Code of Ethics.


                                                  -----------------------------
                                                  Employee Signature


                                                  -----------------------------
                                                  Date Submitted

PIMCO Compliance Officer

_____ Authorized _____ Not Authorized

By:
              -------------------------

Printed Name:
              -------------------------

Date:
              -------------------------

AGI Compliance Officer

_____ Authorized _____ Not Authorized

By:
              -------------------------

Printed Name:
              -------------------------

Date:
              -------------------------

                                 APPENDIX XII

                           PIMCO COMPLIANCE OFFICERS

                              Mohan V. Phansalkar
                             (Chief Legal Officer)

                              Bradley W. Paulson

                               Denise C. Seliga
                          (Chief Compliance Officer)

                              Kevin M. Broadwater

                             J. Stephen King, Jr.

                               Arthur Y. D. Ong